Exhibit 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
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www.sealebeers.com


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the statement on Form 10K of EZJR, Inc., of our report dated September 28, 2011 on our audit of the financial statements of EZJR, Inc. as of June 30, 2011 and 2010, and the related statements of operations, stockholders' equity and cash flows for the years then ended June 30, 2011 and 2010 and since inception on August 14, 2006 through
June 30, 2011, and the reference to us under the caption "Experts."



/s/ Seale and Beers, CPAs
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    Seale and Beers, CPAs
    Las Vegas, Nevada
    September 28, 2011



          Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
              50 S. Jones Blvd Suite 202 Las Vegas, NV 89107
                 Phone: (888)727-8251 Fax: (888)782-2351